UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2011

WHITNEY HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 St. Charles Avenue, New Orleans, Louisiana 70130

(Addresses of Principal Executive Offices, including Zip Code)

(504) 586-7272

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 4, 2011, Whitney Holding Corporation, a Louisiana corporation (the “Company”) completed its merger (the “Merger”) with and into Hancock Holding Company, a Mississippi corporation (“Hancock”) pursuant to an Agreement and Plan of Merger, dated as of December 21, 2010, by and between the Company and Hancock (the “Merger Agreement”). As a result of the Merger, the Company’s separate corporate existence ceased and Hancock continued as the surviving corporation.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company has notified The Nasdaq Global Select Market (“Nasdaq”) that at the effective time of the Merger, each share of the Company’s common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive .418 of a share of Hancock common stock, $3.33 par value per share, plus a payment of cash in lieu of fractional shares. The Company requested that Nasdaq file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “Commission”) to delist the Company’s shares of common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Accordingly, trading of the Company’s common stock on Nasdaq was suspended prior to the commencement of trading on June 6, 2011.

Item 3.03	Material Modification to Rights of Security Holders.

On June 4, 2011, pursuant to the terms of the Merger Agreement, each share of the Company’s common stock was converted into the right to receive .418 of a share of Hancock common stock, plus cash in lieu of fractional shares. As of the effective time of the Merger, holders of the Company’s common stock immediately prior to the effective time of the Merger ceased to have any rights as shareholders of the Company, other than the right to receive the Merger consideration.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 23, 2010 and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On June 4, 2011, pursuant to the terms of the Merger Agreement, the Company merged with and into Hancock, with Hancock continuing as the surviving corporation.

Simultaneous with the Merger, Whitney National Bank, a national banking association and wholly owned subsidiary of the Company, merged with and into Hancock Bank of Louisiana, a Louisiana banking organization and wholly owned subsidiary of Hancock, with Hancock Bank of Louisiana surviving the merger and continuing its corporate existence under the name “Whitney Bank.”

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 21, 2010, between Hancock Holding Company and Whitney Holding Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 23, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:	/s/ Joseph S. Schwertz, Jr.
Joseph S. Schwertz, Jr.
Executive Vice President and General Counsel

Date: June 4, 2011